Exhibit 10.7

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”), dated as of August 1, 2006, is entered into by (i) West Central Cooperative, an Iowa cooperative association, REG, LLC (f/k/a Renewable Energy Group, LLC), an Iowa limited liability company, and InterWest, L.C., an Iowa limited liability company (the “Stockholders” or singularly, a “Stockholder”), and (ii) Renewable Energy Group, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company has been recently created and organized in connection with a proposed transaction (the “Proposed Transaction”) pursuant to which (i) the Stockholders on the date hereof will each contribute assets to the capital of the Company in exchange for Common Stock and (ii) NGP Energy Technology Partners, L.P., a Delaware limited partnership, and Natural Gas Partners VIII, L.P., a Delaware limited partnership (collectively, “NGP”), on the date hereof will purchase Series A Senior Convertible Preferred Stock as provided in that certain Stock Purchase Agreement dated August 1, 2006 by and among the Company, the Stockholders and NGP (the “Stock Purchase Agreement”); and

WHEREAS, the execution and delivery of this Agreement by the parties is a condition to the consummation of the transactions contemplated by the Proposed Transaction.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1.                                       Covenant Not To Compete.

a.                                       Each Stockholder acknowledges the valuable consideration of the agreements set forth in the Stock Purchase Agreement and recognizes such Stockholder’s possession of confidential information regarding the Company and the production, gathering, transporting, marketing, treating or processing of biodiesel or by-products of the production thereof or the ownership, lease, acquisition, construction or operation of biodiesel facilities (the “Biodiesel Business”) and acknowledges and recognizes the highly competitive nature of the Biodiesel Business. Accordingly, in consideration of the agreements among the parties set forth in this Agreement and the Stock Purchase Agreement, each Stockholder agrees that, until such Stockholder no longer owns any Common Stock or other equity interest in the Company, the Stockholder will not, for any reason whatsoever, either individually or through one or more of its Affiliates, directly or indirectly (i) engage or participate in any manner, other than through the Company, in the Biodiesel Business, (ii) divert, take away or solicit, or attempt to divert, take away or solicit any Biodiesel Business of the Company, (iii) solicit any employee or agent of the Company for the purpose of inducing or otherwise encouraging such employee or agent to terminate his or her employment or relationship with the Company, or (iv) assist others in engaging in any of the foregoing actions described in clauses (i), (ii) or (iii) above. For the purposes of this Agreement, “Affiliates” shall be defined as in the Stock Purchase Agreement.

b.                                      It is the desire and intent of the parties hereto that the provisions of this Section 1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, although the Stockholder considers the restrictions contained in this Section 1 to be reasonable for the purposes of preserving the business of the Company and proprietary rights of the Company, if any particular provision of this Section 1 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. It is expressly understood and agreed that, although each Stockholder considers the restrictions contained in this Section 1 to be reasonable, if a final determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Section 1 is unenforceable against a Stockholder, the provisions of this Section 1 shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.

c.                                       The parties acknowledge that damages at law would be an inadequate remedy for the breach or threatened breach by the Stockholder of any provision of this Section 1, and agree in the event of such breach or threatened breach that the Company may obtain temporary and permanent injunctive relief (any requirements for posting of bond for injunction are hereby expressly waived) restraining the Stockholder from such breach, and, to the extent permissible under applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit. Nothing contained in this Agreement shall be construed as prohibiting the Company from pursuing other remedies available at law or equity for such breach or threatened breach of this Section 1.

d.                                      Except as provided above in Sections 1(a), (b) and (c), the Stockholder, in its individual capacity or otherwise, and its principals and Affiliates, shall be free to engage and conduct or participate in any business or activity whatsoever without any accountability or obligation whatsoever to the Company.

2.                                       Entire Agreement; Amendments. This Agreement constitutes the complete, final and exclusive statement of the agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto. No amendment, supplement, modification, rescission or waiver of this Agreement shall be binding unless executed in writing by the parties hereto.

3.                                       Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.                                       Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties hereto determined in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

5.                                       Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed as part of this Agreement.

6.                                       Waiver. The failure of a party to insist on the strict performance of any provision contained herein or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision contained herein or limit the party’s right thereafter to enforce any provision or exercise any right, except as to that right, power, provision or remedy specifically waived in writing, signed by the party against whom such waiver is sought.

7.                                       Counterparts. This remedy may be executed in multiple counterparts, each of which shall be considered as one and the same Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

REG, LLC

By:	/s/ NILE RAMSBOTTOM
Name:	Nile Ramsbottom
Title:	President

INTERWEST, L.C.

By:	/s/ NILE RAMSBOTTOM
Name:	Nile Ramsbottom
Title:	President

WEST CENTRAL COOPERATIVE

By:	/s/ JEFFREY STROBURG
Name:	Jeffrey Stroburg
Title:	CEO

RENEWABLE ENERGY GROUP, INC.

By:	/s/ JEFFREY STROBURG
Name:	Jeffrey Stroburg
Title:	CEO